SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
INDEX TO EXHIBITS
Copy of Press Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)	None

b)	None

c)	Exhibits

Exhibit 99.1 Copy of press release dated July 28, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     On July 28, 2004, The Williams Companies, Inc. (“Williams”) announced that it completed the sale of three straddle plants in Western Canada to Inter Pipeline Fund of Calgary for $715 million Canadian, or approximately $536 million cash in U.S. funds, subject to closing adjustments.

     Also on July 28, 2004, Williams announced that it is scheduled to report its second-quarter 2004 financial results before the market opens on August 5, 2004. Williams’ management will discuss the results during an analyst presentation to be webcast live beginning at 10 a.m. Eastern the same day.

     A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: July 29, 2004	/s/ William H. Gault
	Name:	William H. Gault
	Title:	Assistant Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of press release dated July 28, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.